Exhibit 10.4

SENIOR SECURED PROMISSORY NOTE

(Initial Bridge Note)

$10,000,000	October , 2006

FOR VALUE RECEIVED, the undersigned, VERTICAL COMMUNICATIONS, INC., a Delaware corporation (“VCI”), and VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation (“VCAC” and together with VCI, the “Borrowers” and each a “Borrower”), jointly and severally promise to pay to the order of NEIPF, L.P. (“Lender”) or its permitted assigns, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000), together with interest thereon as set out herein, at its offices or such other place as Lender may designate in writing.

1. Credit Agreement. This Senior Secured Promissory Note (this “Note”) is subject to the terms of a certain Credit Agreement of even date herewith by and among Borrowers, Lender and certain other parties named therein (as the same may be amended, restated, modified or supplemented from time to time, the “Credit Agreement”) and is the “Initial Bridge Note” referred to in Section 1.1(a) thereof. Lender is entitled to the benefits of the Credit Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Credit Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional, joint and several, obligations of Borrowers to pay the principal amount hereof, together with all interest accrued thereon and expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Interest Rate; Prepayments.

2.1 From the date of disbursement of funds until such time as all principal, interest and other amounts outstanding hereunder are unconditionally and irrevocably paid and performed in full, interest shall accrue on the unpaid principal amount at the rate specified in Section 1.3 of the Credit Agreement. Payments of interest, principal and any prepayments hereunder shall be made in accordance with the Credit Agreement.

2.2 Other Payment Provisions. Borrowers shall make each payment hereunder not later than 2:00 P.M. (Eastern time) on the day when due, without offset, in lawful money of the United States of America to Investment Manager, for the benefit of Lender, in same day funds at Investment Manager’s offices or pursuant to a wire transfer to Lender’s designated bank account, which shall initially be: ___________________. All payments will be applied in accordance with the terms of the Credit Agreement. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

1.

3. Maturity Date. All of the amounts due hereunder including the entire principal amount then-outstanding, all accrued and unpaid interest thereon and all other Obligations shall be due and payable on July 1, 2007 (the “Maturity Date”) or such earlier date as such maturity may be accelerated pursuant to the terms hereof and as provided in the Credit Agreement.

4. Collateral. This Note is secured by the Collateral under the terms of the Security Agreement and the other Collateral Documents.

5. Assignment. There shall be no assignment or transfer of this Note or any Borrower’s obligations hereunder except as set forth in the Credit Agreement, and any purported assignment or transfer in contravention thereof shall be invalid. Lender may assign its rights hereunder in accordance with the terms of the Credit Agreement, including, without limitation, in connection with a syndication, participation or securitization.

6. Default and Remedies. The occurrence of an Event of Default under the Credit Agreement shall constitute a default hereunder and shall entitle Lender and Investment Manager to exercise the rights and remedies specified in the Credit Agreement and the various Loan Documents, as well as those available at law or in equity. These rights and remedies include, but are not limited to, the right to accelerate the maturity of this Note and to sell or otherwise dispose of any or all of the Collateral by public or private sale; in each case, subject to and in accordance with the Credit Agreement and the other Loan Documents.

7. Miscellaneous.

7.1 No Usury. This Note is subject to the express condition that at no time shall any Borrower be obligated or required to pay interest hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate which borrowers are permitted by law to contract or agree to pay. If, by the terms of this Note, any Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

7.2 Controlling Law. This Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of New York, the jurisdiction of such courts each Borrower hereby consents to as the agreement of the parties, as not inconvenient and as not subject to review by any court other than such courts in the State of New York. Each Borrower intends that the courts of the jurisdiction in which such Borrower is incorporated and conducts business should afford full faith and credit to any judgment rendered by a court of the State of New York against such Borrower, and should hold that the State of New York courts have jurisdiction to enter a valid, in personam judgment against such Borrower. Each Borrower agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to such Borrower, and each Borrower hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender and Investment Manager.

7.3 Waiver of Notice and Presentment. Each Borrower hereby waives presentment, demand, notice, protest, stay of execution, and all other defenses to payment generally, in each case to the extent permitted or not otherwise prohibited by applicable law, assents to the terms hereof, and agrees that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral may be affected without notice to and without releasing any Borrower from any liability hereunder.

7.4 No Rescission Right or Set-Off. This Note is not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense as against Lender or Investment Manager, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and the operation of any of the terms of the loan, or the exercise of any right thereunder, will not render this Note unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, in each case to the extent permitted or not otherwise prohibited by applicable law, and Lender has not taken any action which would give rise to the assertion of any of the foregoing and no such right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, has been asserted with respect thereto.

7.5 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Note shall not affect or impair the remaining provisions in this Note. Furthermore, in lieu of any such provision, there shall be added automatically as part of the applicable agreement a legal and enforceable provision as similar in terms to such provision as may be possible.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and its seal, if any, affixed as of the date first set forth above.

VERTICAL COMMUNICATIONS, INC.

By:
Name:
Title:

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:
Name:
Title: